SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2016

BioMarin Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-26727	68-0397820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California		94901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 506-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 4, 2016, BioMarin Pharmaceutical Inc. (the “Company”) announced financial results for its second quarter ended June 30, 2016. The Company’s press release issued on August 4, 2016 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In its press release the Company included net loss for the three and six months ended June 30, 2016 and 2015, and updated financial guidance for the year ending December 31, 2016, both as determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP), except for non-GAAP income (loss), which is determined on a non-GAAP basis. In the press release, the non-GAAP income (loss) is based on GAAP net loss and the guidance for full-year GAAP net loss before interest, income taxes, depreciation and amortization and further adjusted to exclude certain non-cash stock-based compensation expense, non-cash contingent consideration expense and certain other specified items. In addition, the Company includes in its press release the effects of these non-GAAP adjustments on certain components of GAAP net loss for each of the periods presented. In this regard, non-GAAP information and its components, including non-GAAP Cost of sales, non-GAAP Research and development expenses, non-GAAP Selling, general and administrative expense, non-GAAP Intangible asset amortization and contingent consideration, non-GAAP Other income (expense) and non-GAAP Provision for (benefit from) income taxes are statement of operations line items prepared on the same basis as, and therefore components of, the overall non-GAAP measures. The reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures is included in the press release attached hereto as Exhibit 99.1.

The Company regularly uses both GAAP and non-GAAP results and expectations internally to assess the Company’s core operating performance, as support for budgeting and financial planning purposes and to evaluate key business decisions. Because the non-GAAP information and its components are important internal measurements for the Company, the Company believes that providing this information in conjunction with the Company’s GAAP information enhances investor’s understanding because it provides additional information regarding the performance of the Company’s core operating results and business and development of its pipeline.

The non-GAAP information and its components are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial information prepared in accordance with GAAP. Investors should note that the non-GAAP information is not prepared under any comprehensive set of accounting rules or principles and does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its non-GAAP measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP measures. Because of the non-standardized definitions, the non-GAAP measure as used by the Company in its press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press Release of the Company dated August 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: August 4, 2016	By:	/s/ G. Eric Davis
G. Eric Davis Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.Description

99.1Press Release of the Company dated August 4, 2016.

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